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                                                                    Exhibit 4.2

                            FORM OF DEPOSIT AGREEMENT

         This DEPOSIT AGREEMENT is made and entered into as of _________, 200__ by and among Saul Centers, Inc., a Maryland corporation (the "Company"), ___________, a national banking association, as Depositary, and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.

                                   WITNESSETH:

         WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Company's Preferred Stock (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares representing a fractional interest in the Preferred Stock deposited; and

         WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

         NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the
Receipts:

         SECTION 1.01. "Articles of Incorporation" shall mean the Articles of Incorporation, as amended and supplemented from time to time, of the Company.

         SECTION 1.02. "Articles Supplementary" shall mean the Articles Supplementary Classifying ________ Shares of Preferred Stock as _____% Series ____________ Preferred Stock filed with the State Department of Assessments and Taxation of the State of Maryland establishing the Preferred Stock as a series of Preferred Stock of the Company.

         SECTION 1.03. "Common Stock" shall mean shares of the Company's common stock, $.01 par value per share.

         SECTION 1.04. "Company" shall mean Saul Centers, Inc., a Maryland corporation, and its successors.

         SECTION 1.05. "Corporate Office" shall mean the corporate office of the Depositary at which at any particular time its business in respect of matters governed by this

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Deposit Agreement shall be administered, which at the date of this Deposit
Agreement is located at

         SECTION 1.06. "Deposit Agreement" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

         SECTION 1.07. "Depositary" shall mean ________________, a company or corporation having its principal office in the United States, and any successor as depositary hereunder.

         SECTION 1.08. "Depositary Share" shall mean a _____________ fractional interest of a share of Preferred Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented by such Depositary Share, including the dividend and distribution, voting, redemption, conversion and liquidation rights contained in the Articles Supplementary.

         SECTION 1.09. "Depositary's Agent" shall mean one or more agents appointed by the Depositary as provided, and for the purposes specified, in
Section 7.05.

         SECTION 1.10. "Ownership Limit" shall have the meaning set forth in
Article VI, Section 4 of the Company's Articles of Incorporation.

         SECTION 1.11. "Preferred Stock" shall mean shares of the Company's _______% Series _____________________ Preferred Stock, $.01 par value per share, heretofore validly issued, fully paid and non-assessable.

         SECTION 1.12. "Receipt" shall mean a Depositary Receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.

         SECTION 1.13. "record date" shall mean the date fixed pursuant to
Section 4.04.

         SECTION 1.14. "record holder" or "holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

         SECTION 1.15. "Registrar" shall mean _______________, or any bank or trust company appointed to register ownership and transfers of Receipts or the deposited Preferred Stock, as the case may be, as herein provided.

         SECTION 1.16. "Securities Act" shall mean the Securities Act of 1933, as amended.




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         SECTION 1.17. "Transfer Agent" shall mean _______________, or any bank or trust company appointed to transfer the Receipts or the deposited Preferred Stock, as the case may be, as herein provided.

                                   ARTICLE II

             FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

         SECTION 2.01. Form and Transferability of Receipts. Definitive Receipts shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office or such other offices, if any, as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Stock deposited, as definitive Receipts.

         Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, provided that if a Registrar (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

         Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

         Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Company or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange or interdealer quotation system upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or quoted or to conform

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with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject, in each case, as directed by the Company.

         Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to dividends or other distributions, the exercise of any redemption or voting rights or to any notice provided for in this Deposit Agreement and for all other purposes.

         SECTION 2.02. Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing ________ shares of Preferred Stock, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written letter of instruction of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Preferred Stock. The Depositary acknowledges receipt of the deposited Preferred Stock and related documentation and agrees to hold such deposited Preferred Stock in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Preferred Stock deposited hereunder and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Preferred Stock held by it by notation, book-entry or other appropriate method.

         If required by the Depositary, Preferred Stock presented for deposit by the Company at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any distribution or right to subscribe for additional Preferred Stock or to receive other property that any person in whose name the Preferred Stock is or has been registered may thereafter receive upon or in respect of such deposited Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

         Upon receipt by the Depositary of a certificate or certificates for Preferred Stock deposited hereunder, together with the other documents specified above, and upon registering such Preferred Stock in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02 a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Stock so deposited and registered in such name or names as may be

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requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person.

         Other than in the case of splits, combinations or other reclassifications affecting the Preferred Stock, or in the case of distributions of Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Stock as set forth in the Articles Supplementary, as such may be amended.

         The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

         SECTION 2.03. Optional Redemption of Preferred Stock for Cash. Whenever the Company shall elect to redeem shares of deposited Preferred Stock for cash in accordance with the provisions of the Articles Supplementary, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 days' prior written notice of the date of such proposed redemption and of the number of such shares of Preferred Stock held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Articles Supplementary, including the amount, if any, of accrued and unpaid dividends thereon to and including the date fixed for redemption. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "redemption date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the sufficiency of notice or validity of the proceedings for redemption except as to a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder received the redemption notice. The Company shall provide the Depositary with such notice, and each such notice shall state: the redemption date; the redemption price and accrued and unpaid dividends payable on the redemption date; the number of shares of deposited Preferred Stock and Depositary Shares to be redeemed; if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; the place or places where Receipts evidencing the Depositary Shares to be redeemed are to be surrendered for payment of the redemption price and accrued and unpaid dividends payable on the redemption date; and that from and after the redemption date dividends in respect of the Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue. If fewer than all of the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company that will not result in a violation of the Ownership Limit.

         In the event that notice of redemption has been made as described in the immediately preceding paragraph and the Company shall then have paid or caused to be paid in full to The

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Depositary the redemption price (determined pursuant to the Articles
Supplementary) of the Preferred Stock deposited with The Depositary to be redeemed (including any accrued and unpaid dividends to and including the redemption date), the Depositary shall redeem the number of Depositary Shares representing such Preferred Stock so called for redemption by the Company and from and after the redemption date (unless the Company shall have failed to pay for the shares of Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the shares of Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price plus all accrued and unpaid dividends to and including the redemption date) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed at a redemption price of $________ per Depositary Share plus all accrued and unpaid dividends to and including the redemption date. The foregoing shall be further subject to the terms and conditions of the Articles Supplementary. In the event of any conflict between the provisions of this Deposit Agreement and the provisions of the Articles Supplementary, the provisions of the Articles Supplementary will govern and the Company will instruct the Depositary accordingly.

         If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing such holder's Depositary Shares evidenced by such prior Receipt that are not called for redemption.

         The Company acknowledges that the bank accounts maintained by the Depositary in connection with the performance of the services described herein will be in the name of the Depositary and that the Depositary may receive investment earnings in connection with the investment at the Depositary's risk and for its benefit of funds held in those accounts from time to time.

         SECTION 2.04. Registration of Transfers of Receipts. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Receipts and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, agent or representative, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement and including a guarantee of the signature thereon by a participant in a signature guarantee medallion program approved by the Securities Transfer Association (a "Signature Guarantee"), together with evidence of the payment of any transfer taxes as may be required by applicable law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

         SECTION 2.05. Combinations and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate




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for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

         SECTION 2.06. Surrender of Receipts and Withdrawal of Preferred Stock. Any holder of a Receipt or Receipts may withdraw any or all of the deposited Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole or fractional shares of such Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole or fractional shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional shares of deposited Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional shares of Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by a properly executed instrument of transfer or endorsement.

         If the deposited Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank with a Signature Guarantee.

         The Depositary shall deliver the deposited Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

         SECTION 2.07. Limitations on Execution and Delivery, Transfer, Split-up, Combination. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made




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such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Preferred Stock being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature), including a Signature Guarantee; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange upon which the deposited Preferred Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

         The deposit of Preferred Stock may be refused, the delivery of Receipts against Preferred Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of time Depositary's Agents or the Company at any time or from time to time because of any requirement of applicable law or of any government or governmental body or commission, or under any provision of this Deposit Agreement.

         SECTION 2.08. Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided that the holder thereof provides the Depositary with (i) evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and (ii) reasonable indemnification and the provision of an open penalty surety bond, in each case, satisfactory to the Depositary and the Company and holding the Depositary and the Company harmless.

         SECTION 2.09. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

                                  ARTICLE III

           CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

         SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information and to execute such certificates as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preferred Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed or such certificates are executed.

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         SECTION 3.02. Payment of Fees and Expenses. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 5.09, or provide evidence reasonably satisfactory to the Depositary that such fees and expenses have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any distribution may be withheld, and any part or all of the Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

         SECTION 3.03. Representations and Warranties as to Preferred Stock. In the case of the initial deposit of the Preferred Stock hereunder, the Company and, in the case of subsequent deposits thereof, each person so depositing Preferred Stock under this Deposit Agreement, shall be deemed thereby to represent and warrant that such Preferred Stock and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. The Company hereby further represents and warrants that such Preferred Stock, when issued, will be validly issued, fully paid and non-assessable. Such representations and warranties shall survive the deposit of the Preferred Stock and the issuance of Receipts.

         SECTION 3.04. Representation and Warranty as to Receipts and Depositary Shares. The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid fractional interest in a share of deposited Preferred Stock represented by such Depositary Share. Such representation and warranty shall survive the deposit of the Preferred Stock and the issuance of Receipts evidencing the Depositary Shares.

                                   ARTICLE IV

                          THE PREFERRED STOCK; NOTICES

         SECTION 4.01. Dividends and Other Cash Distributions. Whenever the Depositary shall receive any dividend or other cash distributions on the deposited Preferred Stock, including any cash received upon redemption of any shares of Preferred Stock pursuant to Section 2.03, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that, in case the Company or the Depositary shall be required by law to withhold and shall withhold from any cash distribution in respect of the Preferred Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be

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added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

         SECTION 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the deposited Preferred Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as arc, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to
Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in order to be freely transferable.

         SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, the offering of such rights, preferences or privileges shall in each such instance be communicated to the Depositary and thereafter made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.01 and Section 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered in order to be freely transferable.

         If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its reasonable best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

         If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees to use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

         SECTION 4.04. Notice of Distributions; Fixing of Record Date for Holders of Receipts. Whenever any dividend or other cash distributions shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preferred Stock, or whenever the Depositary shall receive notice of
(i) any meeting at which holders of such Preferred Stock are entitled to vote or of which holders of such Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any shares of such Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date, if any, fixed by the Company with respect to the Preferred Stock) for the determination of the holders of Receipts (a) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (b) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or (c) whose Depositary Shares are to be so redeemed.

         SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of deposited Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall vote or cause to be voted the amount of Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a share of deposited Preferred Stock, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. Each share of Preferred Stock is entitled to votes and, accordingly, each Depositary Share is entitled to vote(s). The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

         SECTION 4.06. Changes Affecting Preferred Stock and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, (i) make such adjustments in (a) the fraction of an interest represented by one Depositary Share in one share of Preferred Stock and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Preferred Stock, in each case as may be required by or as is consistent with the provisions of the Articles Supplementary to frilly reflect the effects of such change in liquidation preference, split-up, combination or other reclassification of stock, or of such recapitalization, reorganization, merger, amalgamation, consolidation or sale and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion of or in respect of such Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all the assets of the Company to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the deposited Preferred Stock evidenced by such Receipts might have been converted or for which such Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction, subject to any subsequent change in par or stated value, split-up, combination or other reclassification or any subsequent recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all the assets. The Company shall cause effective provision to be made in the charter of the resulting or surviving corporation (if other than the Company) for protection of such rights as may be applicable upon exchange of the deposited Preferred Stock for securities or property or cash of the surviving corporation in connection with the transactions set forth above. The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

         SECTION 4.07. Inspection of Reports. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Preferred Stock and made generally available to the holders of the Preferred Stock. In addition, the Depositary shall transmit certain notices and reports to the holders of Receipts as provided in Section 5.05.

         SECTION 4.08. Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

         SECTION 4.09. Fax and Regulatory Compliance. The Depositary shall be responsible for (i) preparing and mailing of Form 1099s for all open and closed accounts, (ii) all applicable withholding related to payments made with respect to the Receipts, including, without limitation, withholding required pursuant to Sections 1441, 1442, 1445 and 3406 of the Internal Revenue Code of 1986, as amended, (iii) mailing Form W-9s to new holders of Receipts without a certified taxpayer identification number, (iv) processing certified Form W-9s, (v) preparing and tiling of state information returns and (vi) providing escheatment services.

         SECTION 4.10. Withholding. Notwithstanding any other provision of this Deposit Agreement to the contrary, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated by applicable law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other holders of Receipts to receive such distribution in property.

                                   ARTICLE V

                         THE DEPOSITARY AND THE COMPANY

         SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar. The Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Stock and at the offices of the

Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Stock, all in accordance with the provisions of this Deposit Agreement.

         The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as provided by applicable law. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder. The Depositary may maintain such books in customary electronic form.

         If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, Inc. or any other stock exchange, or quoted on any interdealer quotation system, the Depositary may, with the approval of the Company, appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such stock exchange or quotation system. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Preferred Stock are listed on one or more other stock exchanges or quotation systems, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Preferred Stock as maybe required by applicable law or applicable stock exchange or quotation system regulations.

         SECTION 5.02. Prevention or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. None of the Depositary, any Depositary's Agent, any Registrar or the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Articles of Incorporation or the Articles Supplementary or, in the case of the Company, the Depositary, the Depositary's Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

         SECTION 5.03. Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Each of the Depositary, any Depositary's Agent and any Registrar shall at all times act in good faith and shall use its best efforts within reasonable time limits to insure the accuracy of all services performed pursuant to this Agreement. None of the Depositary, any Depositary's Agent, any Registrar or the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of

Receipts other than from acts or omissions arising out of conduct constituting bad faith, gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement.

         None of the Depositary, any Depositary's Agent, any Registrar or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Stock, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be famished as often as may be required.

         None of the Depositary, any Depositary's Agent, any Registrar or the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any person presenting Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or panics.

         In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.06 hereof in connection with any action so taken.

         The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar.

         The Depositary, its parent, affiliate, or subsidiaries, any Depositary's Agent, and any Registrar may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

         It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

         Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement and for the validity of any action taken or required to be taken by the Depositary in connection with this Deposit Agreement.

         The Company represents that it has registered the deposited Preferred Stock and the Depositary Shares for sale in accordance with applicable securities laws.

         SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

         Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

         SECTION 5.05. Notices, Reports and Documents. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange or interdealer quotation system upon which the Preferred Stock, the Depositary Shares or the Receipts are listed or quoted or by the Articles of Incorporation and the Articles Supplementary to be furnished by the Company to holders of the deposited Preferred Stock and, if requested by the holder of any Receipt, a copy of this Deposit Agreement, the form of Receipt, the Articles Supplementary and the form of Preferred Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

         SECTION 5.06. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of, or in connection with, its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of the willful misconduct, gross negligence, or bad faith on the part of any such person or persons. The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Deposit Agreement.

         SECTION 5.07. Indemnification by the Depositary. The Depositary agrees to indemnify the Company against, and hold the Company harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of, or in connection with, the refusal or failure of any of the Depositary, any Depositary's Agent or the Registrar to comply with the terms of this Deposit Agreement, or which arise out of the willful misconduct, gross negligence, or bad faith on the part of any such person or persons; provided, however, that the Depositary's aggregate liability hereunder with respect to, arising from, or arising in connection with this Deposit Agreement, or from all services provided or omitted to be provided under this Deposit Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Depositary as fees and charges under this Agreement or otherwise, but not including reimbursable expenses, during the six (6) calendar months immediately preceding the event for which recovery from the Depositary is being sought. The obligations of the Depositary set forth in this Section 5.07 shall survive any succession of the Company or termination of this Deposit Agreement.

         SECTION 5.08. Damages. The Depositary shall not be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits (collectively, "Special Damages"), occasioned by breach of any provision of this Agreement by the Depositary even if apprised of the possibility of such damages. The Company shall not be liable to the Depositary for Special Damages occasioned by breach of any provision of this Agreement by the Company even if apprised of the possibility of such damages.

         SECTION 5.09. Fees, Charges and Expenses. No charges and expenses of the Depositary or any Depositary's Agent hereunder shall be payable by any person, except as provided in this Section 5.09. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Stock at the option of the Company and all withdrawals of the Preferred Stock by holders of Receipts, in each case, in the amount and manner set forth in that certain Transfer Agency and Service Agreement, dated as of ___________, 200__, by and between the Company and the Depositary (as the same may be amended, modified, supplemented or replaced from time to time by the parties, the "Transfer Agency and Service Agreement"). If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of time cost of the performance of such duties prior to the performance thereof. Upon approval of such cost by such holder, such holder will thereafter be liable for the charges and expenses related to such performance. All other fees and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid by the Company pursuant to the terms of Transfer Agency and Service Agreement (or, if such agreement is no longer in effect, pursuant to such terms as the Company and the Depositary shall agree in good faith, which terms shall be at least as favorable to the Depositary as those contained in such agreement as last in effect). The Depositary shall present its statement for fees and expenses to the Company every month or at such other intervals as the Company and the Depositary may agree.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

         SECTION 6.01. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent that are payable by the Company) which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Stock pursuant to the Articles Supplementary shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least 66 2/3 of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Section 2.06 and Section 2.07 and
Article III, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the deposited Preferred Stock and all money and other property if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

         SECTION 6.02. Termination. This Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Depositary if (i) such termination is necessary to preserve the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provision), or (ii) the holders of Receipts evidencing at least a majority of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipt, together with any other property held by the Depositary in respect of such Receipt. In the event that this Deposit Agreement is terminated pursuant to clause (i) of the immediately preceding sentence, the Company hereby agrees to use its reasonable best efforts to list or quote the Preferred Stock issued upon surrender of the Receipt evidencing the Depositary Shares represented thereby on a national securities exchange or interdealer quotation system. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 or (ii) there shall have been made a final distribution in respect of the deposited Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.

         Upon the termination of this Deposit Agreement, (i) the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under
Section 5.06 and Section 5.09 and (ii) the Depositary shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Company under Section 5.07.

                                  ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of time Depositary's Agents, if any, by any holder of a Receipt.

         SECTION 7.02. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

         SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

         Saul Centers, Inc.
         7501 Wisconsin Avenue, Suite 1500
         Bethesda, Maryland 20814
         Attention:  Corporate Secretary
         Telephone No.:  (301) 986-6200

or at any other address of which the Company shall have notified the Depositary in writing.

         Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or suit by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office to the attention of the General Counsel.

         Any notices given to any record holder of a Receipt hereunder or tinder the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such holder he mailed to some other address, at the address designated in such request.

         Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

         SECTION 7.05. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

         SECTION 7.06. Holders of Receipts Are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement amid shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

         SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of _________ applicable to agreements made and to be performed in said State.

         SECTION 7.08. Inspection of Deposit Agreement and Articles Supplementary. Copies of this Deposit Agreement and the Articles Supplementary shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of any Receipt.

         SECTION 7.09. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

         IN WITNESS WHEREOF, Saul Centers, Inc. and ___________ have caused this Deposit Agreement to be duly executed on their behalf as of the day amid year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                   SAUL CENTERS, INC.



                                   By:
                                      ------------------------------------
                                         Name:
                                         Title:



                                   [NAME OF DEPOSITARY]



                                   By:
                                      ------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT A

                                 Form of Receipt

[SAUL CENTERS GRAPHIC]

         Temporary Receipt Exchangeable for Definitive Engraved Receipt When Ready for Delivery

         IMPORTANT NOTICE--RESTRICTIONS ON TRANSFER AND OWNERSHIP

         The Depositary Shares represented by this Depositary Receipt are subject to restrictions on ownership and transfer for the Corporation's maintenance of its status as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended. The charter of Saul Centers, Inc. generally prohibits any person from acquiring or holding, beneficially or constructively, in excess of 5.0% in value of its combined outstanding common stock and preferred stock, with the exception of entities affiliated with B. Francis Saul II, which are restricted to 24.9% in value of the Corporation's combined outstanding common and preferred stock. Its Board of Directors may exempt a person from this ownership limit under specified conditions. Absent an exemption or a waiver, shares of stock that are purportedly transferred in excess of the ownership limit will be void ab initio and will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the purported transferee will not acquire any rights in such shares.

         DEPOSITARY RECEIPT FOR DEPOSITARY SHARES EACH REPRESENTING OF A
                SHARE OF _____% SERIES _________ PREFERRED STOCK
                                       OF
                               SAUL CENTERS, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

DEPOSITARY SHARES

THIS DEPOSITARY RECEIPT IS TRANSFERABLE
IN _______________, OR NEW YORK, NY

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP

_________________, as Depositary (the "Depositary"), hereby certifies that
___________ is the registered owner of Depositary Shares ("Depositary Shares"), each Depositary Share representing ___________ of one share of Series _____________ Preferred Stock (the "Stock"), of Saul Centers, Inc., a Maryland corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of ________, 200__ (the "Deposit Agreement"), among the Corporation, the Depositary and all holders from time to time of Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the

Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual and or facsimile signature of a duly authorized officer.

         The Corporation is authorized to issue Common Stock and one or more series or classes of Preferred Stock. The Corporation will furnish without charge to each receipt holder, who so requests in writing, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares and upon the holders thereof, a copy of the Corporation's Charter and Bylaws, and a copy of the Deposit Agreement. Any such request shall be made to the Corporation at the principal office of the Corporation at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814,
Attention: Secretary.

         This Depositary Receipt is continued on the reverse hereof and the additional provisions therein set forth (including, without limitation, those relating to redemption) for all purposes have the same effect as if set forth at this place.

Dated:

                                 Countersigned

                                 -------------------------------------------,
                                 Depositary, Transfer Agent and Registrar

                                 By:

                                 -------------------------------------------
                                 AUTHORIZED OFFICER

                               SAUL CENTERS, INC.

         THE DEPOSITARY SHARES REPRESENTED BY THIS DEPOSITARY RECEIPT ARE SUBJECT TO THE PROVISIONS OF THE CHARTER AND BYLAWS OF THE CORPORATION, INCLUDING, BUT NOT LIMITED TO, (1) SECTION __ OF THE ARTICLES SUPPLEMENTARY RELATING TO THE STOCK, WHICH CONFERS UPON THE CORPORATION THE RIGHT, ON OR AFTER _____________, 20__, TO CALL FOR REDEMPTION THE STOCK, (2) SECTION ___ OF THE ARTICLES SUPPLEMENTARY AND ARTICLE VI, SECTION 4 OF THE CHARTER OF THE CORPORATION WHICH IMPOSE CERTAIN RESTRICTIONS ON TRANSFER OR OWNERSHIP OF THE COMMON STOCK AND THE PREFERRED STOCK (INCLUDING THE STOCK AND, ACCORDINGLY, THE DEPOSITARY SHARES REPRESENTING THE STOCK, AND THE DEPOSITARY RECEIPTS EVIDENCING THE DEPOSITARY SHARES) OF THE CORPORATION FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS OF A "REAL ESTATE INVESTMENT TRUST" UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, INCLUDING PROVISIONS THEREOF WHICH PROVIDE (A) THAT GENERALLY NO PERSON MAY ACQUIRE OR HOLD, BENEFICIALLY OR CONSTRUCTIVELY, IN EXCESS OF 5.0% IN VALUE OF THE CORPORATION'S COMBINED OUTSTANDING SHARES OF COMMON STOCK AND PREFERRED STOCK (INCLUDING THE STOCK), WITH THE EXCEPTION OF entities affiliated with B. Francis Saul II, which are restricted to 24.9% in value of the Corporation's combined outstanding common and preferred stock; AND
(B) THAT ABSENT AN EXEMPTION OR WAIVER BY THE CORPORATION'S BOARD OF DIRECTORS, SHARES OF STOCK THAT ARE PURPORTEDLY TRANSFERRED IN EXCESS OF THE OWNERSHIP LIMIT WILL BE VOID AB INITIO AND WILL BE AUTOMATICALLY TRANSFERRED TO A TRUST FOR THE EXCLUSIVE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES, AND THE PURPORTED TRANSFEREE WILL NOT ACQUIRE ANY RIGHTS IN SUCH SHARES. THE TERMS "PERSON", "BENEFICIALLY OWN" AND "CONSTRUCTIVELY OWN", AS USED ABOVE SHALL HAVE THE MEANINGS ASCRIBED IN THE CHARTER OF THE CORPORATION, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH HOLDER HEREOF WHO SO REQUESTS.

         1. THE DEPOSIT AGREEMENT. Depositary Receipts, of which this Depositary Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of ____________, 200__ (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Depositary Receipts. The Deposit Agreement (copies of which are on file at the principal office maintained by the Depositary which at the time of the execution of the Deposit Agreement is located at _____________________ (the "Depositary's Office") and at the office of any agent of the Depositary) sets forth the rights of holders of Depositary Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Depositary Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof to which reference is hereby made. In the event of any conflict between the provisions of this Depositary Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

         2. DEFINITIONS. Unless otherwise expressly herein provided, all defined terms used in this summary of the Deposit Agreement shall have the meanings ascribed thereto in the Deposit Agreement.

         3. REDEMPTION OF STOCK. Whenever the Company shall elect to redeem shares of Stock, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 days' prior written notice of the date of such proposed redemption and of the number of such shares of Stock held by the Depositary to be so redeemed and the applicable redemption price, including the amount, if any, of accrued and unpaid dividends thereon to and including the date fixed for redemption. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Stock and the proposed simultaneous redemption of the Depositary Shares representing the Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares, to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary. On the date of such redemption, the Depositary shall redeem the number of Depositary Shares representing such redeemed Stock; provided, that the Company shall then have paid or caused to be paid in full to time Depositary the redemption price of the Stock to be redeemed, plus any accrued and unpaid dividends payable with respect thereto to the date of any such redemption. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be determined pro rata or by any other equitable method determined by the Company that will not result in a violation of the Ownership Limit. Notice having been mailed as aforesaid, from and after the redemption date (unless the Company shall have failed to provide the funds necessary to redeem the shares of Stock represented by the Depositary Shares called for redemption), all dividends on the shares of Stock so called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares (except the right to receive the redemption price plus all accrued and unpaid dividends to and including the redemption date) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Depositary Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed at a redemption price per Depositary Share equal to the same fraction of the redemption price per share paid with respect to the shares of Stock as the fraction each Depositary Share represents of a share of Stock plus the same fraction of all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of accrued and unpaid dividends to and including the redemption date on the shares of Stock to be so redeemed. The foregoing is further subject to the terms and conditions of the Articles Supplementary. If fewer than all of the Depositary Shares evidenced by this Depositary Receipt are called for redemption, the Depositary will deliver to the holder of this Depositary Receipt upon its surrender to the Depositary, together with the redemption payment, a new Depositary Receipt evidencing the Depositary Shares evidenced by such prior Depositary Receipt and not called for redemption.

         4. SURRENDER OF DEPOSITARY RECEIPTS AND WITHDRAWAL OF STOCK. The holder hereof may withdraw any or all of the deposited Stock represented by the Depositary Shares evidenced hereby and all money and other property, if any, represented by such Depositary Shares by surrendering this Depositary Receipt at the corporate office or at such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to the holder hereof, or to the person or persons designated by the holder hereof in accordance with the Deposit Agreement, the number of whole or fractional shares of such Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by this Depositary Receipt surrendered for withdrawal, but the holder of such whole or fractional shares of Stock shall not thereafter be entitled to deposit such Stock under the Deposit Agreement or to receive Depositary Shares therefor. However, if this Depositary Receipt evidences a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional shares of deposited Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional shares of Stock and such money and other property, if any, to be withdrawn, deliver to such holder a new Depositary Receipt or Depositary Receipts evidencing such excess number of Depositary Shares.

         5. TRANSFERS, SPLIT-UPS, COMBINATIONS. Subject to the Deposit Agreement, this Depositary Receipt is transferable on the books of the Depositary upon surrender of this Depositary Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and upon such transfer the Depositary shall sign and deliver a Depositary Receipt or Depositary Receipts to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Depositary Receipt may be split into other Depositary Receipts or combined with other Depositary Receipts into one Depositary Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Depositary Receipt or Depositary Receipts surrendered; provided, however, that the Depositary shall not issue any Depositary Receipt evidencing a fractional Depositary Share.

         6. CONDITIONS TO SIGNING AND DELIVERY, TRANSFER, ETC., OF DEPOSITARY RECEIPTS. Prior to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of this Depositary Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a stun sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto; (ii) production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the Deposit Agreement.

         7. SUSPENSION OF DELIVERY, TRANSFER, ETC. The deposit of Stock maybe refused, the delivery of this Depositary Receipt against Stock may be suspended, the registration of transfer of Depositary Receipts maybe refused, and the registration of transfer, split-up, combination, surrender, exchange or redemption of this Depositary Receipt may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of applicable law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

         8. AMENDMENT. The form of the Depositary Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any changes in the fees of any Depositary or Registrar or Transfer Agent payable by the Company) which (i) shall materially and adversely alter the rights of holders of Depositary Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Stock pursuant to the Articles Supplementary shall be effective unless such amendment shall have been approved by the holders of Depositary Receipts evidencing at least a majority of the Depositary Shares then outstanding. The holder of this Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder of Depositary Shares to surrender this Depositary Receipt evidencing the Depositary Shares with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

         9. CHARGES AND EXPENSES. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement, except such charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts.

         10. TITLE TO DEPOSITARY RECEIPTS. Title to this Depositary Receipt, when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

         11. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary shall receive any dividend or other cash distributions on the Stock, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute to record holders of Depositary Receipts such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to withhold and does withhold from any cash distribution in respect of the Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

         12. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose name Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Depositary Receipts in such manner as the Company shall instruct.

         13. NOTICE OF DISTRIBUTIONS, FIXING OF RECORD DATE. Whenever (i) any dividend or other distributions shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Stock, (ii) the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or (iii) the Depositary shall receive notice of any election on the part of the Company to redeem any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date, if any, as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or (z) whose Depositary Shares are to be so redeemed.

         14. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the Stock represented by their respective Depositary Shares, and
(iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of this Depositary Receipt on such record date the Depositary shall vote or cause to be voted the Stock represented by the Depositary Shares evidenced by this Depositary Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of this Depositary Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by this Depositary Receipt.

         15. REPORTS, INSPECTION OF TRANSFER BOOKS. The Depositary shall transmit to the record holders of Depositary Receipts copies of all reports and communications received from the Company that are received by the Depositary as the holder of Stock. The Depositary shall keep books at the Corporate Office for the registration and transfer of Depositary Receipts, which books at all reasonable times will be open for inspection by the record holders of Depositary Receipts as provided by applicable law.

         16. LIABILITY OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY. None of the Depositary, any Depositary's Agent, the Registrar or the Company shall incur any liability to any holder of this Depositary Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any governmental authority or, in the case of the Depositary, any Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Articles of Incorporation or the Articles Supplementary or, in the case of the Company, the Depositary, any Depositary's Agent or the Registrar, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, the Registrar or the Company incur any liability to any holder of this Depositary Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

         17. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY. None of the Depositary, any Depositary's Agent, the Registrar or the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Depositary Receipt to the holder hereof or other persons, other than for its gross negligence, willful misconduct or bad faith. None of the Depositary, any Depositary's Agent, the Registrar or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Depositary Shares or Depositary Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required. None of the Depositary, any Depositary's Agent, the Registrar or the Company will be liable for any action or failure to act by it in reliance upon the written advice of or information from legal counsel or accountants or information provided by any person presenting Stock for deposit, any holder of any Depositary Receipt or any other person believed by it in good faith to be competent to give such advice or information.

         18. TERMINATION OF DEPOSIT AGREEMENT. The Deposit Agreement maybe terminated by the Company upon not less than 30 days' prior written notice to the Depositary if (i) such termination is necessary to preserve the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provision), or (ii) the holders of a majority of the Depositary Receipts consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Depositary Receipt, upon surrender of the Depositary Receipt held by such holder, such number of whole or fractional shares of deposited Stock as are represented by the Depositary Shares evidenced by such Depositary Receipt, together with any other property held by the Depositary in respect of such Depositary Receipt. Upon the termination of the Deposit Agreement, (i) the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.06 and 5.09 of the Deposit Agreement and (ii) the Depositary shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Company under Section 5.07 of the Deposit Agreement.

         19. GOVERNING LAW. The Deposit Agreement and this Depositary Receipt and all rights thereunder and hereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of ________ without giving effect to principles of conflict of laws.

         The following abbreviations, when used in the inscription on the face of this Depositary Receipt shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenants in common
TEN ENT as tenants by the entireties
JT TEN as joint tenants with right of survivorship and not as tenants in common



UNIF GIFT MIN ACT--                                              Custodian
                                    --------------------------                          ---------------------------
                                              (Cust)                                              (Minor)

                                    UNDER Uniform Gifts to Minors Act


                                    --------------------------
                                              (State)

UNIF GIFT MIN ACT--                                              Custodian (until age                              )
                                    --------------------------                          ---------------------------
                                              (Cust)

                                    --------------------------   under Uniform Transfers
                                              (Minor)

                  to Minors Act
                                    --------------------------
                                              (State)

                  Additional abbreviations may also be used though not in the above list.

                  For Value Received, _______________ hereby sell, assign and transfer unto

========================================================================================================================

========================================================================================================================

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

========================================================================================================================

========================================================================================================================

                          (Please print or typewrite name amid address including postal zip code of assignee)

========================================================================================================================

========================================================================================================================


 Depositary Shares represented by the within Depositary Receipt, and do hereby irrevocably constitute and appoint

========================================================================================================================


      Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution

Dated                                                         Signed
                  -----------------------------------                           -----------------------------------



NOTICE: THE SIGNATURE FO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THIS DEPOSITARY RECEIPT IN EVERY PARTICULAR, WITHOUT
ALTERNATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
========================================================================================================================

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-16.

========================================================================================================================